SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 9, 2006

Date of Report (Date of Earliest Event Reported)

U.S. Can Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13678	06-1094196
(State or other jurisdictions of incorporation or organization)	Commission File Numbers	(I.R.S. Employer Identification Nos.)

700 East Butterfield Rd.

Suite 250

Lombard, IL 60148

(Address, of principal executive offices, including zip code)

(630) 678-8000

(Registrant’s Telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications Pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 113e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As announced in the press release dated March 9, 2006, which is attached hereto as Exhibit 99.1, United States Can Company (the “Company”) has fixed the tender offer consideration and total consideration to be paid for its 10 7/8% Senior Secured Notes due July 15, 2010 (the “Secured Notes”) validly tendered and accepted for purchase, subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated February 16, 2006, which has been previously filed as Exhibit 99.2 to U.S. Can Corporation’s Current Report on Form 8-K filed on February 17, 2006. In addition, the Company announced that the tender offers for all of its outstanding Secured Notes and its outstanding 12 3/8% Senior Subordinated Notes due 2010 have been extended until 5:00 p.m., New York City time, on March 27, 2006, unless further extended.

A copy of the Company’s press release issued on March 9, 2006 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

99.1 Press Release of the Company dated March 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CAN CORPORATION

By: /s/ Michael M. Rajkovic

Name: Michael M. Rajkovic

Title: Executive Vice President and

          Chief Financial Officer

Date: March 9, 2006

EXHIBIT INDEX

The following designated exhibit is filed herewith:

99.1	Press Release of the Company dated March 9, 2006.